CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form
 N-1A of our report dated February
14, 2012, with respect to the financial statements and financial highlights of Stock Dividend
Fund, Inc. which is included in such Post-Effective Registration Statement Amendment No 10, and to the use of our name and the statement with respect to us, as appearing in Part B to the Registration Statement under the heading "Other Service Providers" in the Statement of
Additional Information.

/s/ PMB Helin Donovan, LLP


Dallas, Texas
February 14, 2012